Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 5, 2015	Brian M. Welsch Investor Relations 716-857-7875

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS 2015 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the fourth quarter and fiscal year ended September 30, 2015.

National Fuel had a consolidated loss for the quarter ended September 30, 2015, of $187.7 million, or $2.22 per share, compared to the prior year’s fourth quarter earnings of $57.4 million, or $0.68 per share, a decrease of $245.1 million, or $2.90 per share. The decrease is largely due to a $240.8 million non-cash charge to writedown the value of Seneca Resources Corporation’s (“Seneca”) oil and natural gas reserves. Consolidated earnings for the fourth quarter, exclusive of Seneca’s writedown and other items impacting comparability (“Operating Results”), were $34.9 million, or $0.41 per share, compared to $50.4 million, or $0.59 per share, in the prior year’s fourth quarter. (Note: All references to earnings per share are to diluted earnings per share, and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

For the fiscal year ended September 30, 2015, National Fuel had a consolidated loss of $379.4 million, or $4.50 per share, compared to earnings of $299.4 million, or $3.52 per share, from the prior year. The decrease is largely due to $650.2 million of non-cash charges to write down the value of Seneca’s oil and natural gas reserves. Excluding Seneca’s writedown and the other items impacting comparability, Operating Results for the fiscal year were $252.5 million, or $2.97 per share, compared to $291.8 million, or $3.43 per share, in the prior fiscal year.

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OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2015	2014	2015	2014
(in thousands except per share amounts)
Reported GAAP earnings (loss)	$(187,703)	$57,431	$(379,427)	$299,413
Items impacting comparability[1]:
Impairment of oil and gas properties	240,837		650,160
Deferred income tax adjustments	(13,206)	(7,000)	(13,206)	(4,000)
Reversal of stock-based compensation	(5,054)		(5,054)
Gain on life insurance policies				(3,635)

Operating Results	$34,874	$50,431	$252,473	$291,778

Reported GAAP earnings (loss) per share	$(2.22)	$0.68	$(4.50)	$3.52
Items impacting comparability[1]:
Impairment of oil and gas properties	2.83		7.64
Deferred income tax adjustments	(0.15)	(0.08)	(0.15)	(0.05)
Reversal of stock-based compensation	(0.06)		(0.06)
Gain on life insurance policies				(0.04)
EPS impact of dilutive shares	0.01		0.04
Rounding		(0.01)

Operating Results	$0.41	$0.59	$2.97	$3.43

1    See discussion of the individual items impacting comparability in segment earnings below.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “The continuation of low oil and natural gas commodity prices required us to write down the balance sheet value of our 2.3 trillion cubic feet equivalent of oil and natural gas reserves. This large adjustment distracts from an otherwise solid quarter and fiscal year of operations across all our segments.

“We continued to grow our midstream business, where three more interstate pipeline projects are going into service in November, and we’ve expanded our gathering pipelines to reach new production locations being developed by Seneca.

“Seneca continues to drive down its drilling and completion costs in its development program and maintain a constant focus on seeking markets for its production.

“Customers of our downstream utility and energy marketing segments continue to benefit from the low prices we are experiencing during this low point in the commodity price cycle.

“Our integrated business model and balance among operations across the natural gas value chain allow us to maintain our operations with a longer term view. We have a strong

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base of assets, a large base of reserves, and the financial strength that will allow us to continue to achieve meaningful growth.”

OPERATIONS UPDATE

Seneca's total fourth quarter fiscal 2015 production was 37.6 billion cubic feet equivalent ("Bcfe"), a decrease of 8.3 Bcfe, or 18 percent, from the prior fiscal year's fourth quarter, and an increase of 1.4 Bcfe, or 4 percent, versus the third quarter of fiscal 2015. Natural gas and crude oil production for the quarter was 33.0 billion cubic feet (“Bcf”) and 778 thousand barrels ("Bbls"), respectively. As a result of persistently low local spot prices in the Appalachian basin, Seneca voluntarily curtailed approximately 13.0 Bcf of natural gas production during the quarter. Absent price-related curtailments, Seneca's fourth quarter fiscal 2015 natural gas production would have been approximately 46.0 Bcf, or nearly 500 million cubic feet ("MMcf") per day.

During fiscal year 2015, Seneca replaced 373 percent of production to reach a total of 2.344 trillion cubic feet equivalent (“Tcfe”) of proved crude oil and natural gas reserves as of September 30, 2015. Seneca’s continued success through the drill bit in the Marcellus and Utica shales led to a 459 Bcf, or 27 percent increase in natural gas reserves, which totaled 2.142 Tcf at fiscal year end. Crude oil reserves, which decreased by 12 percent largely due to production, totaled 33.7 million Bbls at September 30, 2015. Consolidated finding and development costs for the year were $0.96 per thousand cubic feet equivalent (“Mcfe”), down from fiscal 2014’s $1.15 per Mcfe. In the Marcellus Shale, Seneca's finding and development costs in fiscal 2015 were $0.79 per Mcf, down from $1.00 per Mcf in fiscal 2014.

Seneca's average realized natural gas price, after the impact of hedging, for the fourth quarter was $3.35 per Mcf, reflecting $1.11 per Mcf of uplift from financial hedges settled during the quarter. Seneca continued to strengthen and protect its future cash flows during the fourth quarter, adding approximately 6 Bcf of fixed-price physical natural gas sales and 156 thousand barrels ("MBbl") of NYMEX oil swaps to its hedge book for fiscal 2016. Seneca's fiscal 2016 natural gas production is now 67 percent hedged at the midpoint of production guidance, with 119.9 Bcf of gas production locked-in at an average net realized price of $3.45 per Mcf. In California, Seneca's fiscal 2016 oil production is now 48 percent hedged at an average hedge price of $88.24 per Bbl.

As of November 1, 2015, National Fuel's Pipeline and Storage segment had placed the Westside Expansion & Modernization and Tuscarora Lateral projects into service. The Westside Expansion & Modernization project along National Fuel Gas Supply Corporation's Line N corridor was built on budget at a total capital cost of $86 million and will transport 175,000 Dth per day of natural gas for producers, including Seneca. The Tuscarora Lateral, a project designed to sell storage services for the first time to utility customers along National Fuel's Empire Pipeline, also came in on budget at a capital cost of $58.5 million and added an incremental 49,000 Dth per day of transportation capacity. Combined, these two projects will generate approximately $20 million in incremental annual demand revenues.

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National Fuel is also nearing completion of compression facilities for the Northern Access 2015 expansion project, a joint project with Tennessee Gas Pipeline's Niagara Expansion. The Northern Access 2015 project provides capacity to transport 140,000 Dth per day of Seneca's WDA production from a TGP interconnect with National Fuel's Clermont Gathering System to the Canadian border at Niagara. National Fuel began service on 40,000 Dth per day of capacity on November 1, 2015, and expects the remaining 100,000 Dth per day to go in-service by December 1, 2015. At an estimated capital cost of $67.5 million, Northern Access 2015 will generate approximately $13 million in annual demand revenues for National Fuel's Pipeline and Storage segment.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 11 through 14 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

The Exploration and Production segment’s loss in the fourth quarter of fiscal 2015 of $207.0 million, or $2.45 per share, compares to earnings of $33.7 million, or $0.40 per share, in the prior year’s fourth quarter, a decrease of $240.7 million or $2.85 per share. The decrease was mainly due to a non-cash charge of $240.8 million to write down the value of Seneca’s oil and natural gas reserves.

Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. Unless oil and gas prices improve significantly, Seneca expects one or more additional impairment charges for the fiscal year ending September 30, 2016.

In the fourth quarter of both fiscal 2015 and 2014, Seneca reduced its deferred income tax liability $13.2 million and $7.0 million, respectively. The adjustment was largely due to an anticipated increase in firm transportation of natural gas to Canadian delivery points, which decreased the effective tax rate used in the calculation of deferred tax expense. Also, as a result of the Company’s net loss in fiscal 2015, Seneca reversed $1.8 million of long-term, performance-based executive stock compensation in the current year’s fourth quarter.

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Excluding these items, Operating Results in the Exploration and Production segment in the current year’s fourth quarter were $18.8 million, or $0.22 per share, compared to $26.7 million, or $0.31 per share, in the prior year’s fourth quarter, a decrease of $7.9 million or $0.09 per share. The decrease in Operating Results is mainly due to lower natural gas production and lower crude oil prices. The weighted average crude oil price received by Seneca (after hedging) for the quarter ended September 30, 2015, was $66.40 per barrel (“Bbl”), a decrease of $27.30 per Bbl compared to the prior year’s fourth quarter. Higher natural gas prices realized after hedging increased operating results. The weighted average natural gas price realized after hedging for the quarter ended September 30, 2015, was $3.35 per thousand cubic feet ("Mcf"), an increase of $0.16 per Mcf compared to the prior year’s fourth quarter. That increase was largely the result of the decrease in spot volumes quarter over quarter. In the fourth quarter of fiscal 2014, Seneca had 9.1 Bcf of spot volumes that were sold at an average price of $2.39 per Mcf. Seneca did not have any spot volumes during the fourth quarter of fiscal 2015.

Overall production of natural gas and crude oil for the current quarter of 37.6 Bcfe decreased approximately 8.3 Bcfe, compared to the prior year’s fourth quarter. The decrease in production was from Seneca’s Appalachia properties and was largely due to approximately 13.0 Bcfe of voluntary pricing related curtailments in the current year’s fourth quarter. California production of 5.4 Bcfe was consistent with the prior year’s fourth quarter.

On a per unit basis, quarterly depletion expense of $1.23 per Mcfe decreased $0.53 per Mcfe due to higher natural gas reserve balances at September 30, 2015, and the ceiling test impairment charges recorded in the current year’s second and third quarters. On a per unit basis, lease operating and transportation expenses (“LOE”) at $1.07 per Mcfe increased $0.05 per Mcfe compared to the prior year’s fourth quarter largely due to the pricing related curtailments discussed above (which increased the relative proportion of higher cost California oil production to the total), and higher transportation costs in Appalachia. Lower overall production, due to curtailments, also caused per unit general and administrative expenses (“G&A”) to increase by $0.07 to $0.41 per Mcfe.

The Exploration and Production segment’s loss for the fiscal year ended September 30, 2015, of $557.0 million, or $6.60 per share, compares to earnings of $121.6 million, or $1.43 per share, in the prior fiscal year, a decrease of $678.6 million or $8.03 per share. The decrease was mainly due to non-cash charges totaling $650.2 million recorded in the current fiscal year to write down the value of Seneca’s oil and natural gas reserves.

In addition to the ceiling test charges, other items impacted the comparability of fiscal 2015 and 2014 results. Seneca reduced its deferred tax liability by a total of $13.2 million in fiscal 2015, and adjusted G&A for the year by $1.8 million as described above. The net adjustment to reduce deferred taxes in 2014 was $4.0 million. Excluding these items from the respective fiscal years, Operating Results in the Exploration and Production segment were $78.2 million, or $0.92 per share, compared to $117.6 million, or $1.38 per share in the prior year, a decrease of $39.4 million or $0.46 per share. The decrease in Operating Results is mainly due to lower commodity prices realized after hedging. The weighted average natural gas price received by Seneca (after hedging) for the fiscal year ended

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September 30, 2015, was $3.38 per Mcf, a decrease of $0.18 per Mcf compared to the prior year. The weighted average crude oil price realized after hedging for the current fiscal year was $70.36 per Bbl, a decrease of $25.19 per Bbl compared to the prior year.

Overall production of natural gas and crude oil for the fiscal year ended September 30, 2015, of 157.8 Bcfe decreased approximately 2.8 Bcfe compared to the prior year, due to pricing related curtailments in Appalachia in the current year.

On a per unit basis for the fiscal year ended September 30, 2015, depletion expense of $1.52 per Mcfe decreased $0.33 per Mcfe due to higher natural gas reserve balances at September 30, 2015, and the ceiling test impairment charges recorded in the current year’s second and third quarters. On a per unit basis, LOE at $1.06 per Mcfe increased $0.03 per Mcfe and G&A at $0.42 per Mcfe increased $0.02 per Mcfe. The per unit increases in LOE and G&A are due to the reasons noted above for the quarter.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

As a result of the ongoing pricing basis differentials in the Appalachian region, the Pipeline and Storage segment continues to see increased demand for transportation services from producers and marketers to move natural gas supplies to higher priced markets.

The Pipeline and Storage segment’s earnings of $18.5 million, or $0.22 per share, for the quarter ended September 30, 2015, decreased $0.6 million, or less than $0.01 per share when compared with the same period in the prior fiscal year. In the fourth quarter, Supply and Empire reversed a combined $1.2 million of long-term, performance-based executive stock compensation. Excluding this item, Operating Results in the Pipeline and Storage segment of $17.3 million, or $0.20 per share, decreased $1.9 million, or $0.02 per share. Higher transportation revenues from the Mercer Expansion project, which was placed in service in the current year’s first quarter were more than offset by higher operation and maintenance expense as well as increased interest expense related to an incremental long-term debt issuance in the quarter ended June 30, 2015.

The Pipeline and Storage segment’s earnings of $80.4 million, or $0.95 per share, for the fiscal year ended September 30, 2015, increased $2.8 million, or $0.04 per share, when compared with the same period in the prior fiscal year. Excluding the $1.2 million reversal mentioned above, Operating Results in the Pipeline and Storage segment were $79.1 million, or $0.93 per share, an increase of $1.6 million or $0.02 per share for the fiscal year. The increase in earnings is due to higher non-affiliated revenues from the Mercer Expansion project and higher transportation revenues from additional new short-term firm

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transportation contracts on both the Supply Corporation and Empire systems. Earnings also benefited from a higher allowance for funds used during construction (AFUDC) associated with various pipeline expansion projects. Earnings were reduced by higher operation and maintenance expense, higher depreciation expense and higher property taxes due to the completion of various expansion projects, as well as increased interest expense related to an incremental long-term debt issuance in the quarter ended June 30, 2015.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas pipeline gathering facilities in the Appalachian region and currently provides the gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

The Gathering segment’s earnings of $7.6 million, or $0.09 per share, for the quarter ended September 30, 2015, decreased $2.9 million, or $0.03 per share, when compared with the same period in the prior fiscal year. The decrease in earnings is primarily due to lower gathering revenues resulting from Seneca’s lower production volumes in Appalachia compared to the prior year’s fourth quarter.

The Gathering segment’s earnings of $31.8 million, or $0.38 per share, for the fiscal years ended September 30, 2015 compares to earnings of $32.7 million, or $0.39 per share, in the prior fiscal year. The decrease in earnings is mainly due to higher depreciation, operating expenses and income taxes. Higher gathering revenues, mostly due to a change in the mix of Seneca’s production among Midstream's three major gathering systems and a 0.9 Bcf increase in gathered volumes, largely offset the higher expenses in the current fiscal year.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s loss of $3.3 million, or $0.04 per share, for the quarter ended September 30, 2015, compared to a loss of $0.5 million, or $0.01 per share, in the prior year’s fourth quarter. In the fourth quarter of fiscal 2015, Distribution reversed $1.1 million of long-term, performance-based executive stock compensation. Excluding this item, Operating Results in the Utility segment, a loss of $4.4 million, or $0.05 per share, compares to a loss of $0.5 million, or $0.01 per share. The increased loss is mainly due to higher pension and other operation and maintenance expense.

The Utility segment’s earnings of $63.3 million, or $0.75 per share, for the fiscal year ended September 30, 2015, decreased $0.8 million, or less than $0.01 per share, when compared with the prior year. Excluding the $1.1 million reversal noted above, Operating

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Results in the Utility segment of $62.2 million, or $0.73 per share, decreased $1.9 million or $0.02 per share, The decrease in earnings was due to higher depreciation expense, higher pension expense and other operation and maintenance expense mainly associated with the replacement of Distribution’s customer billing system. The impact of regulatory true-up adjustments and higher capacity release revenues partially offset the higher expenses.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended September 30, 2015, of $0.03 million compared to earnings of $0.7 million in the prior year’s fourth quarter. The decrease in earnings was due to lower margins. Earnings for the fiscal year ended September 30, 2015, of $7.8 million, or $0.09 per share, increased $1.1 million, or $0.01 per share, compared to the prior year primarily due to higher per unit margins, which benefited from the weak pricing basis in the Northeast.

Corporate and All Other

The Corporate and All Other category primarily includes corporate operations. The category also includes the remaining operations of Seneca’s Northeast division that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category loss of $3.5 million in the quarter ended September 30, 2015, compares to a loss of $6.0 million in the prior year’s fourth quarter. In the fourth quarter, the Corporate and All Other category reversed $0.9 million of long-term, performance-based executive stock compensation. Excluding this item, Operating Results in the Corporate and All category, a loss or $4.4 million compares to a loss of $6.0 million in the prior year’s fourth quarter. The decreased loss is due to lower income tax expense.

The Corporate and All Other category loss of $5.7 million in the fiscal year ended September 30, 2015, compares to a loss of $3.1 million in the prior year. The comparability of the fiscal year results is impacted by a $3.6 million gain recognized on corporate-owned executive life insurance policies recorded in the prior year’s second quarter and the $0.9 million reversal noted above. Excluding these items, Operating Results for the fiscal year ended September 30, 2015, a loss of $6.6 million is largely unchanged from a loss of $6.7 million in the prior year.

EARNINGS GUIDANCE

The Company is updating its earnings guidance for fiscal 2016 to a range of $2.85 to $3.15 per share (exclusive of any ceiling test impairment charges) at the midpoint a $0.15 per share decrease from the Company’s previous guidance of $3.00 to $3.30. That decrease

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is attributable to a reduction in Seneca’s commodity price assumptions. For fiscal 2016, NYMEX natural gas prices are now assumed to average $2.75 per MMBtu, down $0.50 from the previous forecast. NYMEX crude oil prices are now assumed to average $50.00 per Bbl, down $5.00 from the previous forecast.

Seneca’s forecast oil and gas production for fiscal 2016 is now a range of 161 to 232 Bcfe (previous range was 158 to 232 Bcfe).

While the Company currently expects one or more ceiling test impairment charges in fiscal 2016, the amount of these charges is not reasonably determinable at this time. The amount of any ceiling test charge is determined at the end of the applicable quarter and will depend on many factors, including additions to or subtractions from proved reserves, fluctuations in oil and gas prices, and income tax effects related to the differences between the book and tax basis of the Company’s oil and gas properties. Some or all of these factors are likely to be significant. Because the amount of the expected ceiling test impairment charges is not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes those charges.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 6, 2015, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-877-280-4960, using passcode “33941524.” For those unable to listen to the live conference call, a replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “17759908.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 13, 2015.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance

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that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2014 GAAP earnings	$33,661	$19,115	$10,521	$(527)	$661	$(6,000)	$57,431
Items impacting comparability:
Deferred state income tax adjustment	(7,000)						(7,000)
Fourth quarter 2014 operating results	26,661	19,115	10,521	(527)	661	(6,000)	50,431

Drivers of operating results
Higher (lower) crude oil prices	(13,808)						(13,808)
Higher (lower) natural gas prices	3,328						3,328
Higher (lower) natural gas production	(17,218)						(17,218)
Higher (lower) crude oil production	(230)						(230)
Derivative mark to market adjustments	(1,929)						(1,929)
Lower (higher) lease operating and transportation expenses	4,223						4,223
Lower (higher) depreciation / depletion	22,589		(520)	(348)			21,721

Higher (lower) transportation and storage service revenues		1,420					1,420
Higher (lower) gathering and processing revenues			(1,944)				(1,944)
Lower (higher) operating expenses	(1,323)	(3,352)		(4,624)		(251)	(9,550)

Regulatory true-up adjustments				2,101			2,101
Warmer weather				(1,006)			(1,006)

Higher (lower) margins					(487)		(487)

Higher (lower) AFUDC**		1,012					1,012

Lower (higher) interest expense	(2,335)	(865)	(590)				(3,790)

Lower (higher) income tax expense / effective tax rate	(1,336)					2,167	831

All other / rounding	191	(80)	127	21	(140)	(350)	(231)
Fourth quarter 2015 operating results	18,813	17,250	7,594	(4,383)	34	(4,434)	34,874
Items impacting comparability:
Impairment of oil and gas producing properties	(240,837)						(240,837)
Deferred income tax adjustments	13,206						13,206
Reversal of stock-based compensation	1,799	1,235	—	1,095	—	925	5,054
Fourth quarter 2015 GAAP earnings	$(207,019)	$18,485	$7,594	$(3,288)	$34	$(3,509)	$(187,703)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2014 GAAP earnings	$0.40	$0.22	$0.12	$(0.01)	$0.01	$(0.06)	$0.68
Items impacting comparability:
Deferred state income tax adjustment	(0.08)						(0.08)
Rounding	(0.01)						(0.01)
Fourth quarter 2014 operating results	0.31	0.22	0.12	(0.01)	0.01	(0.06)	0.59

Drivers of operating results
Higher (lower) crude oil prices	(0.16)						(0.16)
Higher (lower) natural gas prices	0.04						0.04
Higher (lower) natural gas production	(0.20)						(0.20)
Higher (lower) crude oil production	—						—
Derivative mark to market adjustments	(0.02)						(0.02)
Lower (higher) lease operating and transportation expenses	0.05						0.05
Lower (higher) depreciation / depletion	0.27		(0.01)	—			0.26

Higher (lower) transportation and storage service revenues		0.02					0.02
Higher (lower) gathering and processing revenues			(0.02)				(0.02)
Lower (higher) operating expenses	(0.02)	(0.04)		(0.05)		—	(0.11)

Regulatory true-up adjustments				0.02			0.02
Warmer weather				(0.01)			(0.01)

Higher (lower) margins					(0.01)		(0.01)

Higher (lower) AFUDC**		0.01					0.01

Lower (higher) interest expense	(0.03)	(0.01)	(0.01)				(0.05)

Lower (higher) income tax expense / effective tax rate	(0.02)					0.03	0.01

All other / rounding	—	—	0.01	—	—	(0.02)	(0.01)
Fourth quarter 2015 operating results	0.22	0.20	0.09	(0.05)	—	(0.05)	0.41
Items impacting comparability:
Impairment of oil and gas producing properties	(2.83)						(2.83)
Deferred income tax adjustments	0.15						0.15
Reversal of stock-based compensation	0.02	0.02	—	0.01	—	0.01	0.06
Earnings per share impact of diluted shares	(0.01)						$(0.01)
Fourth quarter 2015 GAAP earnings	$(2.45)	$0.22	$0.09	$(0.04)	$—	$(0.04)	$(2.22)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 13.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2014 GAAP earnings	$121,569	$77,559	$32,709	$64,059	$6,631	$(3,114)	$299,413
Items impacting comparability:
Gain on life insurance proceeds						(3,635)	(3,635)
Deferred state income tax adjustment	(4,000)						(4,000)
Fiscal 2014 operating results	117,569	77,559	32,709	64,059	6,631	(6,749)	291,778

Drivers of operating results
Higher (lower) crude oil prices	(49,674)						(49,674)
Higher (lower) natural gas prices	(16,295)						(16,295)
Higher (lower) natural gas production	(6,347)						(6,347)
Higher (lower) crude oil production	(78)						(78)
Derivative mark to market adjustments	2,404						2,404
Insurance settlement proceeds adjustment	(1,261)						(1,261)
Lower (higher) lease operating and transportation expenses	(1,473)						(1,473)
Lower (higher) depreciation / depletion	36,655	(998)	(3,063)	(1,316)			31,278

Higher (lower) transportation and storage service revenues		5,114					5,114
Higher (lower) gathering and processing revenues			4,288				4,288
Lower (higher) operating expenses	(3,159)	(3,261)	(1,147)	(6,938)		145	(14,360)
Lower (higher) property, franchise and other taxes		(852)					(852)

Regulatory true-up adjustments				6,228			6,228
Higher (lower) capacity release revenues				941			941
Warmer weather				(571)			(571)

Higher (lower) margins					1,372	(767)	605

Higher (lower) AFUDC**		2,473					2,473

Lower (higher) interest expense	(2,922)	(800)					(3,722)

Lower (higher) income tax expense / effective tax rate	2,628		(1,006)			1,197	2,819

All other / rounding	134	(116)	68	(227)	(237)	(444)	(822)
Fiscal 2015 operating results	78,181	79,119	31,849	62,176	7,766	(6,618)	252,473
Items impacting comparability:
Impairment of oil and gas producing properties	(650,160)						(650,160)
Deferred income tax adjustments	13,206						13,206
Reversal of stock-based compensation	1,799	1,235	—	1,095	—	925	5,054
Fiscal 2015 GAAP earnings	$(556,974)	$80,354	$31,849	$63,271	$7,766	$(5,693)	$(379,427)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 14.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2014 GAAP earnings	$1.43	$0.91	$0.39	$0.75	$0.08	$(0.04)	$3.52
Items impacting comparability:
Gain on life insurance proceeds						(0.04)	(0.04)
Deferred state income tax adjustment	(0.05)						(0.05)
Fiscal 2014 operating results	1.38	0.91	0.39	0.75	0.08	(0.08)	3.43

Drivers of operating results
Higher (lower) crude oil prices	(0.58)						(0.58)
Higher (lower) natural gas prices	(0.19)						(0.19)
Higher (lower) natural gas production	(0.07)						(0.07)
Higher (lower) crude oil production	—						—
Derivative mark to market adjustments	0.03						0.03
Insurance settlement proceeds adjustment	(0.01)						(0.01)
Lower (higher) lease operating and transportation expenses	(0.02)						(0.02)
Lower (higher) depreciation / depletion	0.43	(0.01)	(0.04)	(0.02)			0.36

Higher (lower) transportation and storage service revenues		0.06					0.06
Higher (lower) gathering and processing revenues			0.05				0.05
Lower (higher) operating expenses	(0.04)	(0.04)	(0.01)	(0.08)		—	(0.17)
Lower (higher) property, franchise and other taxes		(0.01)					(0.01)

Regulatory true-up adjustments				0.07			0.07
Higher (lower) capacity release revenues				0.01			0.01
Warmer weather				(0.01)			(0.01)

Higher (lower) margins					0.01	(0.01)	—

Higher (lower) AFUDC**		0.03					0.03

Lower (higher) interest expense	(0.03)	(0.01)					(0.04)

Lower (higher) income tax expense / effective tax rate	0.03		(0.01)			0.01	0.03

All other / rounding	(0.01)	—	—	0.01	—	—	—
Fiscal 2015 operating results	0.92	0.93	0.38	0.73	0.09	(0.08)	2.97
Items impacting comparability:
Impairment of oil and gas producing properties	(7.64)						(7.64)
Deferred income tax adjustments	0.15						0.15
Reversal of stock-based compensation	0.02	0.02	—	0.01	—	0.01	0.06
Earnings per share impact of diluted shares	(0.04)						(0.04)
Rounding	(0.01)			0.01			—
Fiscal 2015 GAAP earnings	$(6.60)	$0.95	$0.38	$0.75	$0.09	$(0.07)	$(4.50)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2015	2014	2015	2014
Operating Revenues	$301,062	$366,623	$1,760,913	$2,113,081

Operating Expenses:
Purchased Gas	5,256	28,833	349,984	605,838
Operation and Maintenance	113,478	110,284	470,003	463,078
Property, Franchise and Other Taxes	21,002	21,597	89,564	90,711
Depreciation, Depletion and Amortization	70,860	103,905	336,158	383,781
Impairment of Oil and Gas Producing Properties	417,197	—	1,126,257	—
	627,793	264,619	2,371,966	1,543,408

Operating Income (Loss)	(326,731)	102,004	(611,053)	569,673

Other Income (Expense):
Interest Income	2,291	2,849	3,922	4,170
Other Income	3,401	2,615	8,039	9,461
Interest Expense on Long-Term Debt	(29,016)	(22,427)	(95,916)	(90,194)
Other Interest Expense	(173)	(623)	(3,555)	(4,083)

Income (Loss) Before Income Taxes	(350,228)	84,418	(698,563)	489,027

Income Tax Expense (Benefit)	(162,525)	26,987	(319,136)	189,614

Net Income (Loss) Available for Common Stock	$(187,703)	$57,431	$(379,427)	$299,413

Earnings (Loss) Per Common Share:
Basic	$(2.22)	$0.68	$(4.50)	$3.57
Diluted	$(2.22)	$0.68	$(4.50)	$3.52

Weighted Average Common Shares:
Used in Basic Calculation	84,570,432	84,126,542	84,387,755	83,929,989
Used in Diluted Calculation	84,570,432	85,062,410	84,387,755	84,952,347

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2015	2014

ASSETS
Property, Plant and Equipment	$9,261,323	$8,245,791
Less - Accumulated Depreciation, Depletion and Amortization	3,929,428	2,502,700
Net Property, Plant and Equipment	5,331,895	5,743,091

Current Assets:
Cash and Temporary Cash Investments	113,596	36,886
Hedging Collateral Deposits	11,124	2,734
Receivables - Net	105,004	149,735
Unbilled Revenue	20,746	25,663
Gas Stored Underground	34,252	39,422
Materials and Supplies - at average cost	30,414	27,817
Other Current Assets	60,665	54,752
Deferred Income Taxes	137,200	40,323
Total Current Assets	513,001	377,332

Other Assets:
Recoverable Future Taxes	168,214	163,485
Unamortized Debt Expense	17,208	14,304
Other Regulatory Assets	278,227	224,436
Deferred Charges	15,129	14,212
Other Investments	92,990	86,788
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	24,459	36,512
Fair Value of Derivative Financial Instruments	270,363	72,606
Other	168	1,355
Total Other Assets	872,234	619,174
Total Assets	$6,717,130	$6,739,597

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 84,594,383 Shares
and 84,157,220 Shares, Respectively	$84,594	$84,157
Paid in Capital	744,274	716,144
Earnings Reinvested in the Business	1,103,200	1,614,361
Accumulated Other Comprehensive Income (Loss)	93,372	(3,979)
Total Comprehensive Shareholders' Equity	2,025,440	2,410,683
Long-Term Debt, Net of Current Portion	2,099,000	1,649,000
Total Capitalization	4,124,440	4,059,683

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	85,600
Current Portion of Long-Term Debt	—	—
Accounts Payable	180,388	136,674
Amounts Payable to Customers	56,778	33,745
Dividends Payable	33,415	32,400
Interest Payable on Long-Term Debt	36,200	29,960
Customer Advances	16,236	19,005
Customer Security Deposits	16,490	15,761
Other Accruals and Current Liabilities	96,557	136,672
Fair Value of Derivative Financial Instruments	10,076	759
Total Current and Accrued Liabilities	446,140	490,576

Deferred Credits:
Deferred Income Taxes	1,275,162	1,456,283
Taxes Refundable to Customers	89,448	91,736
Unamortized Investment Tax Credit	731	1,145
Cost of Removal Regulatory Liability	184,907	173,199
Other Regulatory Liabilities	108,617	81,152
Pension and Other Post-Retirement Liabilities	202,807	134,202
Asset Retirement Obligations	156,805	117,713
Other Deferred Credits	128,073	133,908
Total Deferred Credits	2,146,550	2,189,338
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,717,130	$6,739,597

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2015	2014

Operating Activities:
Net Income (Loss) Available for Common Stock	$(379,427)	$299,413
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	1,126,257	—
Depreciation, Depletion and Amortization	336,158	383,781
Deferred Income Taxes	(357,587)	142,415
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(9,064)	(4,641)
Stock-Based Compensation	3,208	11,763
Other	9,823	14,063
Change in:
Hedging Collateral Deposits	(8,390)	(1,640)
Receivables and Unbilled Revenue	51,638	(22,781)
Gas Stored Underground and Materials and Supplies	3,438	13,285
Unrecovered Purchased Gas Costs	—	12,408
Other Current Assets	3,150	(3,630)
Accounts Payable	34,687	15,149
Amounts Payable to Customers	23,033	20,917
Customer Advances	(2,769)	(2,954)
Customer Security Deposits	729	(422)
Other Accruals and Current Liabilities	(7,173)	6,872
Other Assets	1,669	18,513
Other Liabilities	23,173	6,879
Net Cash Provided by Operating Activities	$852,553	$909,390

Investing Activities:
Capital Expenditures	$(1,018,179)	$(914,417)
Other	(6,611)	5,982
Net Cash Used in Investing Activities	$(1,024,790)	$(908,435)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(85,600)	$85,600
Excess Tax Benefits Associated with Stock-Based Compensation Awards	9,064	4,641
Net Proceeds From Issuance of Long-Term Debt	445,662	—
Dividends Paid on Common Stock	(130,719)	(126,642)
Net Proceeds From Issuance of Common Stock	10,540	7,474
Net Cash Provided by (Used) in Financing Activities	$248,947	$(28,927)

Net Increase (Decrease) in Cash and Temporary Cash Investments	76,710	(27,972)
Cash and Temporary Cash Investments at Beginning of Period	36,886	64,858
Cash and Temporary Cash Investments at September 30	$113,596	$36,886

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2015	2014	Variance	2015	2014	Variance
Total Operating Revenues	$163,851	$209,967	$(46,116)	$693,441	$804,096	$(110,655)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,321	15,783	(462)	66,114	63,804	2,310
Lease Operating and Transportation Expense	40,186	46,684	(6,498)	167,800	165,534	2,266
All Other Operation and Maintenance Expense	3,189	3,459	(270)	14,304	14,521	(217)
Property, Franchise and Other Taxes	4,806	5,223	(417)	20,167	20,765	(598)
Depreciation, Depletion and Amortization	46,277	81,031	(34,754)	239,818	296,210	(56,392)
Impairment of Oil and Gas Producing Properties	417,197	—	417,197	1,126,257	—	1,126,257
	526,976	152,180	374,796	1,634,460	560,834	1,073,626

Operating Income (Loss)	(363,125)	57,787	(420,912)	(941,019)	243,262	(1,184,281)

Other Income (Expense):
Interest Income	661	604	57	2,554	1,909	645
Other Interest Expense	(14,176)	(10,584)	(3,592)	(46,726)	(42,232)	(4,494)

Income (Loss) Before Income Taxes	(376,640)	47,807	(424,447)	(985,191)	202,939	(1,188,130)
Income Tax Expense (Benefit)	(169,621)	14,146	(183,767)	(428,217)	81,370	(509,587)
Net Income (Loss)	$(207,019)	$33,661	$(240,680)	$(556,974)	$121,569	$(678,543)

Net Income (Loss) Per Share (Diluted)	$(2.45)	$0.40	$(2.85)	$(6.60)	$1.43	$(8.03)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$48,573	$47,835	$738	$203,089	$200,664	$2,425
Intersegment Revenues	21,903	20,280	1,623	88,251	83,744	4,507
Total Operating Revenues	70,476	68,115	2,361	291,340	284,408	6,932

Operating Expenses:
Purchased Gas	(32)	596	(628)	462	1,878	(1,416)
Operation and Maintenance	21,971	18,714	3,257	75,741	72,624	3,117
Property, Franchise and Other Taxes	6,340	6,232	108	25,195	23,884	1,311
Depreciation, Depletion and Amortization	9,726	9,469	257	38,178	36,642	1,536
	38,005	35,011	2,994	139,576	135,028	4,548

Operating Income	32,471	33,104	(633)	151,764	149,380	2,384

Other Income (Expense):
Interest Income	124	96	28	474	284	190
Other Income	1,999	988	1,011	3,887	1,423	2,464
Other Interest Expense	(7,745)	(6,414)	(1,331)	(27,658)	(26,428)	(1,230)

Income Before Income Taxes	26,849	27,774	(925)	128,467	124,659	3,808
Income Tax Expense	8,364	8,659	(295)	48,113	47,100	1,013
Net Income	$18,485	$19,115	$(630)	$80,354	$77,559	$2,795

Net Income Per Share (Diluted)	$0.22	$0.22	$—	$0.95	$0.91	$0.04

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$136	$(100)	$236	$497	$673	$(176)
Intersegment Revenues	18,169	21,396	(3,227)	76,709	69,937	6,772
Total Operating Revenues	18,305	21,296	(2,991)	77,206	70,610	6,596

Operating Expenses:
Operation and Maintenance	1,831	1,784	47	8,147	6,383	1,764
Property, Franchise and Other Taxes	48	43	5	178	167	11
Depreciation, Depletion and Amortization	2,804	2,004	800	10,829	6,116	4,713
	4,683	3,831	852	19,154	12,666	6,488

Operating Income	13,622	17,465	(3,843)	58,052	57,944	108

Other Income (Expense):
Interest Income	46	34	12	140	120	20
Other Income	1	2	(1)	5	7	(2)
Other Interest Expense	(1,413)	(506)	(907)	(1,627)	(1,726)	99

Income Before Income Taxes	12,256	16,995	(4,739)	56,570	56,345	225
Income Tax Expense	4,662	6,474	(1,812)	24,721	23,636	1,085
Net Income	$7,594	$10,521	$(2,927)	$31,849	$32,709	$(860)

Net Income Per Share (Diluted)	$0.09	$0.12	$(0.03)	$0.38	$0.39	$(0.01)

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$70,712	$79,295	$(8,583)	$700,761	$831,156	$(130,395)
Intersegment Revenues	1,836	1,897	(61)	15,506	18,462	(2,956)
Total Operating Revenues	72,548	81,192	(8,644)	716,267	849,618	(133,351)

Operating Expenses:
Purchased Gas	12,164	22,893	(10,729)	307,653	446,883	(139,230)
Operation and Maintenance	45,899	40,628	5,271	200,023	193,354	6,669
Property, Franchise and Other Taxes	9,490	9,795	(305)	42,870	44,738	(1,868)
Depreciation, Depletion and Amortization	11,635	11,099	536	45,616	43,594	2,022
	79,188	84,415	(5,227)	596,162	728,569	(132,407)

Operating Income (Loss)	(6,640)	(3,223)	(3,417)	120,105	121,049	(944)

Other Income (Expense):
Interest Income	2,178	2,805	(627)	2,220	3,010	(790)
Other Income	662	510	152	2,265	1,611	654
Other Interest Expense	(7,030)	(6,710)	(320)	(28,176)	(27,693)	(483)

Income (Loss) Before Income Taxes	(10,830)	(6,618)	(4,212)	96,414	97,977	(1,563)
Income Tax Expense (Benefit)	(7,542)	(6,091)	(1,451)	33,143	33,918	(775)
Net Income (Loss)	$(3,288)	$(527)	$(2,761)	$63,271	$64,059	$(788)

Net Income (Loss) Per Share (Diluted)	$(0.04)	$(0.01)	$(0.03)	$0.75	$0.75	$—

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ENERGY MARKETING SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$17,104	$28,658	$(11,554)	$159,857	$271,993	$(112,136)
Intersegment Revenues	53	221	(168)	849	1,159	(310)
Total Operating Revenues	17,157	28,879	(11,722)	160,706	273,152	(112,446)

Operating Expenses:
Purchased Gas	15,743	26,717	(10,974)	142,068	256,625	(114,557)
Operation and Maintenance	1,583	1,526	57	6,386	6,176	210
Property, Franchise and Other Taxes	7	5	2	15	16	(1)
Depreciation, Depletion and Amortization	57	51	6	209	197	12
	17,390	28,299	(10,909)	148,678	263,014	(114,336)

Operating Income (Loss)	(233)	580	(813)	12,028	10,138	1,890

Other Income (Expense):
Interest Income	54	59	(5)	195	173	22
Other Income	21	26	(5)	117	112	5
Other Interest Expense	(7)	(8)	1	(27)	(31)	4

Income (Loss) Before Income Taxes	(165)	657	(822)	12,313	10,392	1,921
Income Tax Expense (Benefit)	(199)	(4)	(195)	4,547	3,761	786
Net Income	$34	$661	$(627)	$7,766	$6,631	$1,135

Net Income Per Share (Diluted)	$—	$0.01	$(0.01)	$0.09	$0.08	$0.01

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2015	2014	Variance	2015	2014	Variance
Total Operating Revenues	$446	$738	$(292)	$2,352	$3,532	$(1,180)
Operating Expenses:
Operation and Maintenance	226	223	3	936	1,098	(162)
Property, Franchise and Other Taxes	182	175	7	644	656	(12)
Depreciation, Depletion and Amortization	187	84	103	832	344	488
	595	482	113	2,412	2,098	314

Operating Income (Loss)	(149)	256	(405)	(60)	1,434	(1,494)

Other Income (Expense):
Interest Income	18	26	(8)	66	106	(40)
Other Income	1	42	(41)	5	448	(443)
Other Interest Expense	—	(4)	4	—	(6)	6

Income (Loss) Before Income Taxes	(130)	320	(450)	11	1,982	(1,971)
Income Tax Expense (Benefit)	(63)	137	(200)	13	822	(809)
Net Income (Loss)	$(67)	$183	$(250)	$(2)	$1,160	$(1,162)

Net Income (Loss) Per Share (Diluted)	$—	$0.01	$(0.01)	$—	$0.01	$(0.01)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$240	$230	$10	$916	$967	$(51)
Intersegment Revenues	1,195	946	249	3,987	3,799	188
Total Operating Revenues	1,435	1,176	259	4,903	4,766	137
Operating Expenses:
Operation and Maintenance	3,809	4,850	(1,041)	15,655	17,137	(1,482)
Property, Franchise and Other Taxes	129	124	5	495	485	10
Depreciation, Depletion and Amortization	174	167	7	676	678	(2)
	4,112	5,141	(1,029)	16,826	18,300	(1,474)

Operating Loss	(2,677)	(3,965)	1,288	(11,923)	(13,534)	1,611

Other Income (Expense):
Interest Income	29,999	24,074	5,925	104,477	96,838	7,639
Other Income	717	1,047	(330)	1,760	5,860	(4,100)
Interest Expense on Long-Term Debt	(29,016)	(22,427)	(6,589)	(95,916)	(90,194)	(5,722)
Other Interest Expense	(591)	(1,246)	655	(5,545)	(4,237)	(1,308)

Loss Before Income Taxes	(1,568)	(2,517)	949	(7,147)	(5,267)	(1,880)
Income Tax Expense (Benefit)	1,874	3,666	(1,792)	(1,456)	(993)	(463)
Net Loss	$(3,442)	$(6,183)	$2,741	$(5,691)	$(4,274)	$(1,417)

Net Loss Per Share (Diluted)	$(0.04)	$(0.07)	$0.03	$(0.07)	$(0.05)	$(0.02)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2015	2014	Variance	2015	2014	Variance
Intersegment Revenues	$(43,156)	$(44,740)	$1,584	$(185,302)	$(177,101)	$(8,201)
Operating Expenses:
Purchased Gas	(22,619)	(21,373)	(1,246)	(100,199)	(99,548)	(651)
Operation and Maintenance	(20,537)	(23,367)	2,830	(85,103)	(77,553)	(7,550)
	(43,156)	(44,740)	1,584	(185,302)	(177,101)	(8,201)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(30,789)	(24,849)	(5,940)	(106,204)	(98,270)	(7,934)
Other Interest Expense	30,789	24,849	5,940	106,204	98,270	7,934
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2015		2014		(Decrease)	2015		2014		(Decrease)

Capital Expenditures:
Exploration and Production	$119,863	(1)	$158,340	(2)	$(38,477)	$557,313	(1)(2)	$602,705	(2)(3)	$(45,392)
Pipeline and Storage	115,528	(1)	74,884	(2)	40,644	230,192	(1)(2)	139,821	(2)(3)	90,371
Gathering	30,952	(1)	44,561	(2)	(13,609)	118,166	(1)(2)	137,799	(2)(3)	(19,633)
Utility	29,034	(1)	27,895	(2)	1,139	94,371	(1)(2)	88,810	(2)(3)	5,561
Energy Marketing	4		71		(67)	128		264		(136)
Total Reportable Segments	295,381		305,751		(10,370)	1,000,170		969,399		30,771
All Other	—		101		(101)	—		274		(274)
Corporate	205		19		186	339		234		105
Total Capital Expenditures	$295,586		$305,871		$(10,285)	$1,000,509		$969,907		$30,602

(1)
Capital expenditures for the quarter and year ended September 30, 2015, include accounts payable and accrued liabilities related to capital expenditures of $46.2 million, $33.9 million, $22.4 million, and $16.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2015, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the year ended September 30, 2015, exclude capital expenditures of $80.1 million, $28.1 million, $20.1 million and $8.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2014 and paid during the year ended September 30, 2015. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2014, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2015.

(3)
Capital expenditures for the year ended September 30, 2014, exclude capital expenditures of $58.5 million, $5.6 million, $6.7 million and $10.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2013 and paid during the year ended September 30, 2014. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2013, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2014.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended September 30	Normal	2015	2014	Normal (1)	Last Year (1)

Buffalo, NY	162	70	130	(56.8)	(46.2)
Erie, PA	124	51	117	(58.9)	(56.4)

Twelve Months Ended September 30

Buffalo, NY	6,617	6,968	7,087	5.3	(1.7)
Erie, PA	6,147	6,586	6,742	7.1	(2.3)

(1)	Percents compare actual 2015 degree days to normal degree days and actual 2015 degree days to actual 2014 degree days.

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	32,183	40,456	(8,273)	136,404	139,097	(2,693)
West Coast	785	808	(23)	3,159	3,210	(51)
Total Production	32,968	41,264	(8,296)	139,563	142,307	(2,744)

Average Prices (Per Mcf)
Appalachia	$2.21	$2.84	$(0.63)	$2.48	$3.55	$(1.07)
West Coast	3.54	6.42	(2.88)	4.11	6.75	(2.64)
Weighted Average	2.24	2.91	(0.67)	2.51	3.62	(1.11)
Weighted Average after Hedging	3.35	3.19	0.16	3.38	3.56	(0.18)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	8	8	—	30	31	(1)
West Coast	770	774	(4)	3,004	3,005	(1)
Total Production	778	782	(4)	3,034	3,036	(2)

Average Prices (Per Barrel)
Appalachia	$44.93	$95.06	$(50.13)	$57.44	$96.34	$(38.90)
West Coast	42.33	93.72	(51.39)	51.37	98.25	(46.88)
Weighted Average	42.36	93.73	(51.37)	51.43	98.23	(46.80)
Weighted Average after Hedging	66.40	93.70	(27.30)	70.36	95.55	(25.19)

Total Production (Mmcfe)	37,636	45,956	(8,320)	157,767	160,523	(2,756)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.41	$0.34	$0.07	$0.42	$0.40	$0.02
Lease Operating and Transportation Expense per Mcfe (1)(2)	$1.07	$1.02	$0.05	$1.06	$1.03	$0.03
Depreciation, Depletion & Amortization per Mcfe (1)	$1.23	$1.76	$(0.53)	$1.52	$1.85	$(0.33)

(1)	Refer to page 18 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.52 and $0.49 per Mcfe for the three months ended September 30, 2015 and September 30, 2014, respectively. Amounts include transportation expense of $0.52 and $0.46 per Mcfe for the twelve months ended September 30, 2015 and September 30, 2014, respectively.

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2016

	Volume		Average Hedge Price
Oil Swaps
Midway Sunset (MWSS)	36,000	BBL	$92.10 / BBL
Brent	933,000	BBL	$95.18 / BBL
NYMEX	456,000	BBL	$73.74 / BBL
Total	1,425,000	BBL	$88.24 / BBL

Gas Swaps
NYMEX	44,350,000	MMBTU	$3.94 / MMBTU
Dominion Transmission Appalachian (DOM)	18,840,000	MMBTU	$3.78 / MMBTU
Michigan Consolidated City Gate (Mich Con)	9,000,000	MMBTU	$4.10 / MMBTU
Dawn Ontario (DAWN)	9,990,000	MMBTU	$3.92 / MMBTU
Fixed Price Physical Sales	42,680,000	MMBTU	$3.17 / MMBTU
Total	124,860,000	MMBTU	$3.66 / MMBTU

Hedging Summary for Fiscal 2017

	Volume		Average Hedge Price
Oil Swaps
Brent	384,000	BBL	$92.30 / BBL
NYMEX	312,000	BBL	$54.20 / BBL
Total	696,000	BBL	$75.22 / BBL

Gas Swaps
NYMEX	29,530,000	MMBTU	$4.20 / MMBTU
DOM	12,720,000	MMBTU	$3.87 / MMBTU
Mich Con	3,000,000	MMBTU	$4.10 / MMBTU
DAWN	19,100,000	MMBTU	$3.70 / MMBTU
Fixed Price Physical Sales	31,010,000	MMBTU	$3.48 / MMBTU
Total	95,360,000	MMBTU	$3.82 / MMBTU

Hedging Summary for Fiscal 2018

	Volume		Average Hedge Price
Oil Swaps
Brent	75,000	BBL	$91.00 / BBL

Gas Swaps
NYMEX	20,350,000	MMBTU	$3.62 / MMBTU
DAWN	1,800,000	MMBTU	$3.40 / MMBTU
Fixed Price Physical Sales	8,850,000	MMBTU	$3.34 / MMBTU
Total	31,000,000	MMBTU	$3.53 / MMBTU

Hedging Summary for Fiscal 2019

	Volume		Average Hedge Price
Gas Swaps
NYMEX	11,400,000	MMBTU	$3.39 / MMBTU
Fixed Price Physical Sales	7,300,000	MMBTU	$3.25 / MMBTU
Total	18,700,000	MMBTU	$3.33 / MMBTU

Hedging Summary for Fiscal 2020

	Volume		Average Hedge Price
Gas Swaps
NYMEX	2,000,000	MMBTU	$3.49 / MMBTU
Fixed Price Physical Sales	3,660,000	MMBTU	$3.25 / MMBTU
Total	5,660,000	MMBTU	$3.33 / MMBTU

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Twelve Months Ended September 30, 2015
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	3.000	(1)	0.000	3.000
Developmental	77.000	(1)	2.000	79.000
Wells Commenced
Exploratory	0.000		0.000	0.000
Developmental	74.000		44.000	118.000
Wells Completed
Exploratory	3.000		0.000	3.000
Developmental	49.000		45.000	94.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	0.000		0.000	0.000
Developmental	100.000		0.000	100.000

(1) Gross exploratory wells were increased by 2 and developmental wells were decreased by 2.

Net Wells in Process of Drilling
Twelve Months Ended September 30, 2015
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	3.000	(1)	0.000	3.000
Developmental	62.500	(1)	2.000	64.500
Wells Commenced
Exploratory	0.000		0.000	0.000
Developmental	74.000		44.000	118.000
Wells Completed
Exploratory	3.000		0.000	3.000
Developmental	49.000		45.000	94.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	0.000		0.000	0.000
Developmental	85.500		0.000	85.500

(1) Net exploratory wells were increased by 2 and developmental wells were decreased by 2.

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2014	1,624,062	58,822	1,682,884
Extensions and Discoveries	633,360	—	633,360
Revisions of Previous Estimates	(28,124)	(6,317)	(34,441)
Production	(136,404)	(3,159)	(139,563)
Sales of Minerals in Place	(112)	—	(112)
September 30, 2015	2,092,782	49,346	2,142,128

Proved Developed Reserves:

September 30, 2014	1,119,901	57,907	1,177,808
September 30, 2015	1,267,498	49,346	1,316,844

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2014	253	38,224	38,477
Extensions and Discoveries	—	533	533
Revisions of Previous Estimates	(3)	(2,251)	(2,254)
Production	(30)	(3,004)	(3,034)
September 30, 2015	220	33,502	33,722

Proved Developed Reserves:

September 30, 2014	253	37,002	37,255
September 30, 2015	220	33,150	33,370

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Firm Transportation - Affiliated	15,128	14,362	766	110,431	110,327	104
Firm Transportation - Non-Affiliated	149,626	141,656	7,970	626,775	620,944	5,831
Interruptible Transportation	4,040	946	3,094	12,874	4,724	8,150
	168,794	156,964	11,830	750,080	735,995	14,085

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Gathered Volume - Affiliated	32,934	41,485	(8,551)	139,629	138,726	903

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Retail Sales:
Residential Sales	3,285	3,628	(343)	59,600	60,101	(501)
Commercial Sales	471	476	(5)	8,710	8,834	(124)
Industrial Sales	21	16	5	337	393	(56)
	3,777	4,120	(343)	68,647	69,328	(681)
Off-System Sales	—	230	(230)	3,787	4,564	(777)
Transportation	10,240	10,761	(521)	78,749	80,949	(2,200)
	14,017	15,111	(1,094)	151,183	154,841	(3,658)

Energy Marketing Volume
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Natural Gas (MMcf)	6,537	6,846	(309)	46,752	52,694	(5,942)

Page 28.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 2 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and twelve months ended September 30, 2015 and 2014.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2015 and 2014:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
(in thousands)
Reported GAAP Earnings	$(187,703)	$57,431	$(379,427)	$299,413
Depreciation, Depletion and Amortization	70,860	103,905	336,158	383,781
Interest and Other Income	(5,692)	(5,464)	(11,961)	(13,631)
Interest Expense	29,189	23,050	99,471	94,277
Income Taxes	(162,525)	26,987	(319,136)	189,614
Impairment of Oil and Gas Producing Properties	417,197	—	1,126,257	—
Reversal of Stock-Based Compensation	(7,961)	—	(7,961)	—
Adjusted EBITDA	$153,365	$205,909	$843,401	$953,454

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$40,297	$42,573	$188,042	$186,022
Gathering Adjusted EBITDA	16,328	19,469	68,783	64,060
Total Midstream Businesses Adjusted EBITDA	56,625	62,042	256,825	250,082
Exploration and Production Adjusted EBITDA	97,582	138,818	422,289	539,472
Utility Adjusted EBITDA	3,311	7,876	164,037	164,643
Energy Marketing Adjusted EBITDA	(263)	631	12,150	10,335
Corporate and All Other Adjusted EBITDA	(3,890)	(3,458)	(11,900)	(11,078)
Total Adjusted EBITDA	$153,365	$205,909	$843,401	$953,454

Page 29.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)	2015	2014

Operating Revenues	$301,062,000	$366,623,000

Net Income (Loss) Available for Common Stock	$(187,703,000)	$57,431,000

Earnings (Loss) Per Common Share:
Basic	$(2.22)	$0.68
Diluted	$(2.22)	$0.68

Weighted Average Common Shares:
Used in Basic Calculation	84,570,432	84,126,542
Used in Diluted Calculation	84,570,432	85,062,410

Twelve Months Ended September 30 (unaudited)

Operating Revenues	$1,760,913,000	$2,113,081,000

Net Income (Loss) Available for Common Stock	$(379,427,000)	$299,413,000

Earnings (Loss) Per Common Share:
Basic	$(4.50)	$3.57
Diluted	$(4.50)	$3.52

Weighted Average Common Shares:
Used in Basic Calculation	84,387,755	83,929,989
Used in Diluted Calculation	84,387,755	84,952,347